Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 13, 2020 relating to the consolidated financial statements of GTY Technology Holdings Inc. (the “Company”) as of and for the years ended December 31, 2019 and 2018 which appears in this annual report on Form 10-K, as amended, into the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-231564) and to the reference to our Firm under the caption “Experts”.

/s/ Withum Smith+Brown, PC

Whippany, New Jersey

May 22, 2020